Second Amendment To Credit Agreement

This Second Amendment to Credit Agreement (the "Amendment") dated as of June 14, 1994, by and among GATX Leasing National Ltd., GATX
Corporate Leasing, Inc., as Borrowers, GATX Capital Corporation, as Guarantor, and Bank of Montreal, as the Bank;

                           W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantor, and the Bank have heretofore executed and delivered that certain Credit Agreement dated as of December 14, 1992, as amended by the First Amendment thereto dated as of June 20, 1993 (as so amended, the "Credit Agreement"); and

WHEREAS, the Borrowers, the Guarantor, and the Bank desire to amend the Credit Agreement to extend its Revolving Credit Termination Date and to reduce the Bank's Revolving Credit Commitment;

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Borrowers, the Guarantor, and the Bank hereby agree as follows:
   1. The date "June 15, 1994" in Section 1.1 of the Credit Agreement is hereby deleted and in place thereof is inserted the date "June 9, 1995."
   2. Notwithstanding the notice provisions contained in Section 1.5 of the Credit Agreement, the Revolving Credit Commitment shall be reduced to $10,000,000 on the date hereof.
   3. Each Borrower and the Guarantor each represents and warrants to the Bank that (a) each of the representations and warranties set forth in
Article 3 of the Credit Agreement (or, in the case of each Borrower only, Sections 3.2-3.6 thereof) is true and correct on and as of the date of this Amendment (except for the representations and warranties incorporated herein through Section 3.1 from Sections 7.03 and 7.08(b) of the Parent Credit Agreement and except that any representation or warranty in
Article 3 that is expressly stated to have been made as of the specific date need only be true as of such specific date); (b) no Default or Event of Default has occurred and is continuing; and (c) without limiting the effect of the foregoing, each Borrower's and the Guarantor's execution, delivery and performance of this Amendment has been duly authorized, and this Amendment has been executed and delivered by a duly authorized officer of each Borrower and the Guarantor.
   This Amendment may be executed in any number of separate counterparts and by the different parties hereto on separate counterpart signature pages, each of which shall constitute one and the same instrument. Except as specifically amended and modified hereby, all of the terms and conditions of the Credit Agreement shall remain unchanged and in full force and effect. No reference to this Amendment need be made in any document, all references to the Credit Agreement in any document to be deemed to be references to the Credit Agreement as amended hereby.
All capitalized terms used herein without definition shall have the same meaning herein as they have in the Credit Agreement. This Amendment shall become effective upon its execution by the Borrowers, the Guarantor, and the Bank. This Amendment shall be construed and governed by and in accordance with the internal laws of the Province of Ontario and the federal laws of Canada applicable in such Province.
Dated as of the date first above written.

GATX Leasing National Ltd.


By
     Title:

GATX Corporate Leasing, Inc.


By
     Title:

GATX Capital Corporation, as Guarantor


By
     Title:

Bank of Montreal


By
     Title: